Exhibit 10.2

PARTIAL RELEASE OF COLLATERAL AND AMENDMENT NO. 3 TO THE LOAN AND SECURITY AGREEMENT

This PARTIAL RELEASE OF COLLATERAL AND AMENDMENT NO. 3 TO THE LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 2, 2022, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Nantahala Capital Management, LLC (“Nantahala”), and certain funds and separate accounts managed by Nantahala Capital (collectively, “Lenders” and, together with the Company, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (defined below).

RECITALS

WHEREAS, the Company and Lenders are parties to that certain Loan and Security Agreement, dated as of December 29, 2021 (as amended, modified, or supplemented from time to time, the “Loan Agreement”), pursuant to which Lenders provided the Company with a secured loan facility and issued certain Loans thereunder;

WHEREAS, in connection with the Loan Agreement, the Company granted to the Lenders a continuing security interest in and to all right, title and interest of the Company in the Collateral; and

WHEREAS, the Collateral includes all right, title and interest of the Company to the items described on Schedule I attached hereto (such Collateral described on Schedule I, the “Released Collateral”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    Partial Release.

1.1.    Nantahala, on behalf of the Lenders and subject to Section 2.1 below, hereby releases its security interest in the Company’s right, title and interest in and to the Released Collateral. On the date hereof, the Released Collateral shall be deemed to be released and discharged from the security interest granted to Lenders pursuant to the Loan Agreement. This release is made without any representation, warranty or recourse of any kind. All Collateral other than the Released Collateral shall remain subject to the security interest granted pursuant to the Loan Agreement.

1.2.    Each of the Parties hereto also agrees that from time to time, at the expense of the Company, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to implement the terms of this Release including, with limitation, executing and filing such UCC amendments or termination statements, and such other instruments or notices, as the Company may reasonably determine to be necessary or appropriate.

2.    Amendments.

2.1.    The definition of “Collateral” appearing in Exhibit A of the Loan Agreement shall be amended by deleting the period at the end of such definition and inserting the following proviso in lieu thereof “, provided, however, that, notwithstanding the foregoing (or any language in Exhibit B attached hereto), up to $675,000 in proceeds received by the Company from Four Points Technology LLC pursuant to that certain purchase order number 103148-100-01 shall not be deemed to be “Collateral” for purposes of this Agreement.”

3.    Additional Terms and Conditions. In consideration for Lenders’ agreement regarding the partial release and amendment described in Sections 1 and 2 herein, the Company further agrees as follows:

3.1.    All proceeds of the Released Collateral collected by the Company shall only be used to: (a) first, repay each of the Secured Promissory Notes, dated as of August 2, 2022, the form of which is attached as Schedule II hereto (the “Notes”), provided that if a holder of a Note elects to exchange its Note pursuant to the Exchange (as defined in the Notes), then such holder’s Note shall not be repaid with the proceeds of the Released Collateral; and (b) second, pay those expenses enumerated in the budget attached as Schedule III hereto (the “Budget”), as and when such expenses therein become due and payable.

3.2.    With respect to all proceeds of the Notes collected by the Company, the Company acknowledges and agrees that the Company shall only use such proceeds to pay those expenses enumerated in the Budget, as and when such expenses therein become due and payable.

3.3.    Notwithstanding the foregoing or anything to the contrary contained herein or in the Loan Documents: (a) the Company may pay expenses specified in the Budget on a line item basis during the term specified in the Budget, in each case in an amount not to exceed by more than ten percent (10%) the expenses shown on the Budget for such line item during such specified term; and (b) any proceeds received by the Company pursuant to Section 3.1 or Section 3.2 hereof shall not otherwise be expended by the Company without Lenders’ consent.

3.4.    Within thirty (30) days after the date of the Agreement, the Company shall obtain deposit account control agreements (or such other agreement in form and substance reasonably satisfactory to Lenders) from each bank at which the Company has a deposit account, establishing Lenders’ control over and lien in the deposit account.

3.5.    The breach by the Company of Sections 3.1 through 3.4 of this Agreement shall constitute an additional Event of Default by Borrower under the Loan Agreement.

4.    Effectiveness of Agreement. This Agreement shall be effective as of the date first set forth above once executed by all Parties hereto and upon receipt by each Party hereto of a fully executed version of the Agreement.

5.    Miscellaneous.

5.1.    Except as expressly set forth in this Agreement, all terms and conditions of the Loan Agreement, as amended, shall remain unaffected and shall continue in full force and effect.

5.2.    To the extent any provision of this Agreement conflicts with any prior agreement, understanding, representation, or negotiation between the Parties with respect to the subject matter of this Agreement, including the Loan Agreement, this Agreement’s provisions shall control and supersede the conflicting provision.

5.3.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

5.4.    This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

5.5.    This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

IMAGEWARE SYSTEMS, INC.

By:	/s/ Kristin Taylor
	Name:	Kristin Taylor
	Title:	Chief Executive Officer

[Company’s Signature Page]

LENDERS:

____________________________

(Print or Type Name of Lender)

By:

Name:

Title:

ADDRESS:

Telephone:

Facsimile:

E-Mail:

Attention:

SCHEDULE I

(Released Collateral)

Up to $675,000 in proceeds received by the Company from Four Points Technology LLC pursuant to that certain Purchaser Order No. 103148-100-01, dated July 20, 2022.

SCHEDULE II

(Form of Note)

See attached.

SCHEDULE III

(Budget)

[INTENTIONALLY OMITTED]